SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 22, 1999

                           ENERGY RESEARCH CORPORATION
________________________________________________________________________________
             (Exact Name Of Registrant As Specified In Its Charter)

                                    NEW YORK
________________________________________________________________________________
                 (State or Other Jurisdiction of Incorporation)

             0-24852                                   06-0853042
_____________________________               ____________________________________
     (Commission File Number)               (I.R.S. Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut                  06813
__________________________________________  ____________________________________
(Address of Principal Executive Offices)                  (Zip Code)

                                  (203)825-6000
________________________________________________________________________________
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
________________________________________________________________________________

          (Former Name or Former Address, if Changed Since Last Report)

Item 2.           Acquisition or Disposition of Assets.

     On  February  22,  1999  (the   "Distribution   Date"),   Energy   Research
Corporation, a New York corporation ("ERC"), effected a special tax-free distribution (the "Distribution") to its stockholders of one share of Common Stock, $.01 par value ("Evercel Common Stock"), of Evercel, Inc. ("Evercel") for every three shares of Common Stock, $.0001 par value, of ERC ("ERC Common Stock") held of record as of the close of business on February 19, 1999 (the "ERC Record Date").

     Prior to the Distribution, ERC owned all of the outstanding shares of Evercel Common Stock. Evercel was formed as a wholly-owned subsidiary of ERC on June 22, 1998; on February 16, 1999, ERC transferred to Evercel the principal assets related to ERC's battery business group ("Battery Business Group"), and Evercel assumed certain liabilities related to those assets. ERC effected the Distribution by delivering its shares of Evercel Common Stock to Continental Stock Transfer & Trust Company (the "Distribution Agent"), for cancellation and instructing the Distribution Agent to distribute all of the issued and outstanding shares of Evercel Common Stock to the holders of record of ERC Common Stock as of the ERC Record Date.

     Shares of Evercel Common Stock received in the Distribution may not be sold or otherwise disposed of prior to the closing of the rights offering (the "Rights Offering") being conducted by Evercel immediately following the Distribution. Until such closing occurs, the Evercel Common Stock will be uncertificated. Following such closing, which is expected to occur on or about April 5, 1999, the Distribution Agent will begin to mail stock certificates representing the shares of Evercel Common Stock to ERC stockholders as of the ERC Record Date. Holders of ERC Common Stock on the ERC Record Date will not be required to make any payment or to take any other action to receive their portion of the Distribution.

     The principal effect of the Distribution will be to separate ERC's Battery Business Group and operations from its fuel cell business and related activities. After the Distribution, each business will be conducted by a separate, publicly held corporation. Evercel will own and operate the battery business, and ERC will retain and continue to own and operate the fuel cell business.

     The Distribution did not require stockholder approval, and Evercel's stockholders will not be entitled to appraisal rights in connection with the Distribution.

     After the Distribution, ERC Common Stock will continue to be traded on the American Stock Exchange. As a result of the Distribution, the trading prices of ERC Common Stock are likely to be lower than the trading prices of ERC Common Stock immediately prior to the Distribution. The aggregate trading prices of ERC Common Stock and Common Stock of Evercel after the Distribution may be less than, equal to or greater than the trading prices of ERC Common Stock prior to the Distribution. In addition, until the market has fully analyzed the operations of ERC without the battery business, the prices at which ERC Common Stock trades may fluctuate significantly.

Reasons for the Distribution

     The Board of Directors of ERC has determined, for the reasons set forth below, to separate ERC into two publicly held companies: Evercel, a newly formed corporation which will own and operate the battery business and operations, and ERC, which will continue to own and operate its fuel cell business.

     The battery business of Evercel and the fuel cell business of ERC have distinctly different investment, operating and financial characteristics. For instance, the battery markets are mature markets in which Evercel expects to introduce a new product, while the fuel cell market is in its preliminary stage. Currently, there are widespread commercial markets for batteries, while no such markets exist for fuel cells. Battery products require mass production, while fuel cell products are expected to be much more customized depending on their use. Batteries have different retail market segments ranging from electronic equipment, such as cell phones and computers to electric cars, while ERC's fuel cells are mainly geared towards stationary electric power. The two businesses attract investors having different investment criteria, and operation of the two businesses by the same corporation or affiliated group of corporations may reduce the ability of each business to attract equity capital.

     The ERC Board therefore considers it to be in the best interests of both the battery business and fuel cell business that they be separated, which will allow management of each company to more appropriately undertake capital raising requirements and investment decisions, as well as to allow investors to invest in either business without consideration of the other.

     In addition, the Distribution will allow Evercel to offer its employees an effective equity-based employee compensation package as well as to allow ERC to provide its employees with incentive plans that more appropriately relate to the performance of its fuel cell business. Furthermore, the Board of Directors of ERC believes that Evercel's post-Distribution capital structure and business focus should help it better compete with other battery companies while enabling ERC to devote its capital and personnel solely to the development of its fuel cell technology.

     Pursuant to the Distribution, a stockholder will have an ownership interest in both ERC and Evercel after the Distribution. However, as a result of the Distribution, current stockholders and prospective investors will have the ability to make separate investment decisions regarding each business.

Manner of Effecting the Distribution

     In connection with the Distribution, the Distribution Agent distributed all of the outstanding shares of Evercel Common Stock to the holders of record of ERC Common Stock as of the ERC Record Date. Shares of Evercel Common Stock received in the Distribution may not be sold or otherwise disposed of prior to the date on which the Subscription Agent for the Rights Offering delivers to Evercel final notice of the number of shares of Common Stock subscribed for in the Rights Offering (the "closing") pursuant to a restriction on transfer contained in Evercel's Amended and Restated Certificate of Incorporation ("Certificate"). Until such closing occurs, the Evercel Common Stock will be uncertificated. It is expected that shares of Evercel Common Stock will be delivered by the Distribution Agent to ERC stockholders promptly following the closing of the Rights Offering.

     Fractional shares of Evercel Common Stock were not issued in the Distribution. A cash payment will be made to ERC stockholders otherwise entitled to a fractional share of Evercel Common Stock as a result of the Distribution. The amount of such payment will be based upon the average bid price on the first day of trading of the Evercel Common Stock. Such payment will, therefore, not be made until the Evercel Common Stock begins trading after the closing of the Rights Offering.

     No holder of ERC Common Stock will be required to pay any cash or other consideration for the shares of Evercel Common Stock received in the Distribution or surrender or exchange shares of ERC Common Stock. The
Distribution will not affect the number of, or the rights attaching to, outstanding shares of ERC Common Stock. All shares of Evercel Common Stock will be fully paid and non-assessable and the holders of those shares will not be entitled to preemptive rights.

Listing and Trading of Evercel Common Stock

     There is not currently a public market for the Evercel Common Stock. Prior to the closing of the Rights Offering, the Evercel Common Stock received in the Distribution may not be sold or otherwise disposed of pursuant to a restriction on transfer contained in Evercel's Certificate. Prices at which Evercel Common Stock may trade on a "when-issued" basis or after the closing of the Rights Offering cannot be predicted. Until the Evercel Common Stock is fully distributed, the Rights Offering is closed and an orderly market develops, the prices at which trading in such stock occurs may fluctuate significantly. Evercel Common Stock has been conditionally approved for listing on The Nasdaq SmallCap Market under the symbol "EVRC" and Evercel has applied to have the Evercel Common Stock listed for quotation on the Boston Stock Exchange under the symbol "EVL", following the closing of the Rights Offering. The prices at which Evercel Common Stock trades will be determined by the marketplace and may be influenced by many factors, including the depth and liquidity of the market for Evercel Common Stock, investor perception of Evercel and the industries in which Evercel or its customers participate, and other general economic and market conditions.

Federal Income Tax Aspects of the Distribution

     Evercel has been advised by its counsel, Brown, Rudnick, Freed & Gesmer, that the Distribution qualifies as a tax free spin-off under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the "Code"). Such counsel has issued an opinion of counsel satisfactory to the ERC Board to the same effect. So long as the Distribution qualifies under Sections 355 and 368(a)(1)(D) of the Code, in the opinion of Brown, Rudnick, Freed & Gesmer, the principal Federal income tax consequences of the Distribution will be as follows:

     (1) No gain or loss will be recognized by (and no amount will be included in the income of) a holder of ERC Common Stock upon the receipt of Common Stock in the Distribution, other than on account of cash received in lieu of fractional shares. A stockholder who receives cash in lieu of fractional shares will recognize gain or loss equal to the difference between the amount of cash received and the allocated basis of the fractional share deemed surrendered in exchange for such cash. Provided the fractional share is a capital asset in the hands of the stockholder, such gain or loss will be capital gain or loss.

     (2) The aggregate basis of the ERC Common Stock and the Evercel Common Stock (including fractional shares in lieu of which cash will be issued) in the hands of the stockholders of ERC immediately after the Distribution will be the same as the aggregate basis of the ERC Common Stock held immediately before the Distribution, allocated in proportion to the fair market value of each.

     (3) The holding period of the Evercel Common Stock (including fractional shares in lieu of which cash will be issued) received by the stockholders of ERC will include the holding period of ERC Common Stock with respect to which the Distribution will be made, provided that such stockholder held the ERC Common Stock as a capital asset on the Distribution Date.

     (4) No gain or loss will be recognized by ERC upon the Distribution.

     The foregoing is only a summary of the material federal income tax consequences of the Distribution under current law, and does not take into account any special circumstances that may apply to particular stockholders. Each stockholder should consult his or her tax advisor as to the particular consequences of the Distribution to such stockholder, including the application of state, local and foreign tax laws, and as to possible changes in tax laws that may affect the tax consequences described above. This summary may not be applicable to stockholders who received their ERC Common Stock pursuant to the exercise of employee stock options, under an employee stock purchase plan or otherwise as compensation or who are not citizens or residents of the United States.

     The opinions of counsel referred to above would not be binding upon the Internal Revenue Service (the "IRS") and would be subject to certain factual representations and assumptions. ERC is not aware of any present facts or circumstances which should cause such representations and assumptions to be untrue. However, certain future events not within the control of ERC or Evercel, including certain extraordinary purchases of ERC Common Stock or Evercel Common Stock, could cause the Distribution not to qualify as tax-free. Depending on the event, Evercel may be liable for some or all of the taxes resulting from the Distribution not qualifying under Sections 355 and 368(a)(1)(D) of the Code as tax-free. If the Distribution were taxable, then (i) each holder of ERC Common Stock who receives shares of Evercel Common Stock in the Distribution would be treated as if such shareholder received a taxable distribution, taxed as a dividend to the extent of such shareholder's pro rata share of ERC's current and accumulated earnings and profits and then treated as a return of capital to the extent of the holder's basis in the ERC Common Stock and finally as gain from the sale or exchange of ERC Common Stock and (ii) corporate level taxes would be payable by the affiliated group of which ERC is the common parent, based upon the excess of the fair market value of the Evercel Common Stock on the date of the Distribution over ERC's tax basis therein.

Relationship Between ERC and Evercel after the Distribution

     For purposes of governing certain relationships between ERC and Evercel after the Distribution and providing for an orderly transition, ERC and Evercel have entered into various agreements, including those described below. Copies of certain of the agreements are included as exhibits hereto, and the following discussions with respect to such agreements are qualified in their entirety by reference to the agreements as filed.

 Distribution Agreement

     ERC and Evercel have entered into a Distribution Agreement (the "Distribution Agreement"), which provides for, among other things, the principal corporate transactions required to effect the Distribution, the transfer to Evercel of the principal assets of the Battery Business Group, the division between ERC and Evercel of certain liabilities and obligations, the distribution by ERC of all outstanding shares of the Evercel Common Stock to ERC stockholders and certain other agreements governing the relationship between ERC and Evercel.

     Subject to certain exceptions, the Distribution Agreement provides for, among other things, assumptions of obligations and liabilities and cross-indemnities designed to allocate financial responsibility for the obligations and liabilities arising out of or in connection with the battery business to Evercel and financial responsibility for the obligations and liabilities arising out of or in connection with the fuel cell business to ERC.

     ERC has entered into a joint venture in China, called Xiamen Three Circles-ERC Battery Corp., Ltd. (the "Joint Venture") with Xiamen Three Circles Co., Ltd, a Chinese entity, to develop and manufacture nickel-zinc batteries to be used to power electric bicycles, scooters, off-road vehicles and miners' cap lamps to be marketed and sold in China and Southeast Asia. The Joint Venture and ERC entered into a Technology Transfer and License Contract (the "Three Circles License Agreement") pursuant to which ERC licensed certain of its nickel-zinc battery technology to the Joint Venture. The Distribution Agreement provides that ERC will transfer the Joint Venture and the Three Circles License Agreement to Evercel after it obtains the consent of the Joint Venture and ERC's Chinese partner and the approval of the appropriate examination and approval authority of the PRC to the transfer. The Distribution Agreement also provides that ERC will retain a limited license to use the technology transferred by ERC to Evercel until all consents and approvals to the transfer to Evercel of the Three Circles License Agreement and the related Joint Venture have been obtained.

     In the Distribution Agreement, ERC has agreed to endeavor to cause Evercel to become a party to a joint venture formed by ERC with the City of Xiamen, China, called Xiamen-ERC Technology Company, Limited, in order to pursue research in advanced electrochemical technologies. ERC has also agreed that this joint venture will not undertake any projects involving battery technology without Evercel's prior consent, until Evercel becomes a party to the joint venture.

     In accordance with the terms of the Option Agreement entered into by ERC and Mr. Leitman at the time that Mr. Leitman joined ERC, which provides for the grant by ERC to Mr. Leitman of stock options (the "ERC Options") to acquire 250,000 shares of ERC Common Stock, the Distribution Agreement provides that Evercel will issue to Mr. Leitman one share of Evercel Common Stock for every three shares of ERC Common Stock which he purchases pursuant to his exercise of the ERC Options. The ERC Options began to vest in August 1997: 100,000 shares in the first year and annual installments of 50,000 shares thereafter. These options will become fully vested in August 2001. The Distribution Agreement provides that ERC and Evercel will allocate the exercise price of the ERC Options between them based proportionately upon the relative fair market values of the ERC Common Stock and the Evercel Common Stock.

     The Distribution Agreement also provides that each of Evercel and ERC will be granted access to certain records and information in the possession of the other, and requires the retention by each of Evercel and ERC for a period of six years following the Distribution of all such information in its possession, and thereafter requires that each party give the other prior notice of its intention to dispose of such information. In addition, the Distribution Agreement provides for the allocation of shared privileges with respect to certain information (including, for example, the attorney-client privilege) and requires each of Evercel and ERC to obtain the consent of the other prior to waiving any shared privilege.

     The Distribution Agreement provides that, except as otherwise set forth therein or in any related agreement, all costs and expenses in connection with the Distribution will be charged to the party for whose benefit the expenses are incurred.

 Tax Sharing Agreement

     ERC and Evercel have entered into a tax sharing agreement (the "Tax Sharing Agreement") that defines the parties' rights and obligations with respect to filing of returns, payments, deficiencies and refunds of federal, state and other income, franchise or certain other taxes relating to ERC's business for periods prior to and including the Distribution and with respect to Evercel after the Distribution. With respect to periods ending on or before the last day of the taxable year in which the Distribution occurs, ERC is responsible for (i) filing both consolidated federal tax returns for the ERC affiliated group and combined or consolidated state tax returns for any group that includes a member of the ERC affiliated group, including, in each case, Evercel for the relevant periods of time that Evercel was a member of the applicable group, and (ii) paying the taxes relating to such returns (including any subsequent adjustments resulting from the redetermination of such tax liabilities by the applicable taxing authorities). Evercel is responsible for filing returns and paying taxes relating to it for periods that begin before and end after the Distribution and for periods that begin after the Distribution. ERC and Evercel have agreed to cooperate with each other and to share information in preparing such tax returns and in dealing with other tax matters.

 Services Agreement

     Pursuant to the terms of the Distribution Agreement, ERC and Evercel have entered into a Services Agreement (the "Services Agreement"), under the terms of which ERC will provide to Evercel certain management and administrative services, as well as the use of certain office, research and development, and manufacturing and support facilities and services. The Services Agreement shall continue until terminated by either party upon 120 days' notice. In addition, Evercel may terminate the Services Agreement as to one or more of the services, upon 60 days' notice to ERC.

     The types of services to be provided pursuant to the Services Agreement by ERC, through its employees, include financial reporting, accounting, auditing, tax, office services, payroll, human resources, analytical lab, microscopic analysis, machine shop and drafting, as well as the part time management services of Jerry Leitman and Joseph Mahler, the Chief Executive Officer and Chief Financial Officer, respectively, of ERC. ERC will also provide office, research and development and manufacturing space for Evercel. The method of calculating the applicable charges to be paid by Evercel for each type of service are set forth in the Services Agreement; such charges are payable quarterly.

     ERC estimates that the net fees to be paid by Evercel to ERC for services performed will initially be approximately $208,000 per quarter, excluding certain services billed on the basis of usage, such as purchasing, analytical lab, microscopic analysis, machine shop and drafting, which amount takes into account ERC's additional costs related to providing such services, and will decline as the services performed decrease. ERC presently expects that most of such services will be provided by ERC for approximately one year.

 License Assistance Agreement

     Evercel and ERC have entered into a License Assistance Agreement (the "License Assistance Agreement") pursuant to which Evercel has agreed to provide all services and assistance necessary for Evercel to effectively fulfill, on behalf of ERC, all of ERC's obligations under the Joint Venture contract and the Three Circles License Agreement, pending the receipt of certain consents and approvals to be obtained prior to the transfer of this contract and agreement to Evercel, in exchange for payment to Evercel by ERC of all future remuneration paid and other benefits accruing to ERC pursuant to such contract and agreement. The intent of the License Assistance Agreement is to provide that Evercel will bear the obligations and receive the benefits of ERC under the Joint Venture contract and license agreement. In addition, until such consents and approvals are obtained, ERC has agreed that should any vacancy occur in the Board of Directors of the Joint Venture relating to a directorship which ERC is entitled to appoint, ERC will request a nominee from Evercel to fill such vacancy. In addition, in the event that the transfer of the Joint Venture contract and the license agreement to Evercel has not taken place within six months from the date of the License Assistance Agreement, upon the request of Evercel, ERC will replace its appointees to the Board of Directors of the Joint Venture with nominees specified by Evercel. ERC also agrees to exercise its residual rights and powers in the Joint Venture interests including voting rights, in accordance with Evercel's instructions. Evercel has also agreed to reimburse ERC for any expenses incurred by ERC under the License Assistance Agreement; ERC anticipates that such expenses, if any, will be minimal.

 Line of Credit and Guarantees

     On February 5, 1999, Evercel entered into a Loan Agreement and Line of Credit Note (the "Line of Credit") to borrow up to $3,450,000 (including borrowings described below) from ERC for working capital and capital expenditures purposes. Any outstanding borrowings will be secured by all of Evercel's tangible and intangible personal property and bear interest at the London Interbank Offered Rate (LIBOR) plus 1 1/2%, payable monthly in arrears. The Line of Credit terminates on the earlier of August 5, 2000 or the date on which Evercel has received net proceeds from the Rights Offering or from other financing equal to at least $3,450,000.

     In addition to the Line of Credit, ERC has unconditionally guaranteed Evercel's obligations under a loan from First Union National Bank. The loan was entered into by Evercel for the purpose of acquiring machinery and equipment. As of February 28, 1999, Evercel had borrowed $608,000 of the $1,000,000 available under this facility. ERC has also pledged $1,000,000 in cash as security for this loan which will be payable from proceeds of the Rights Offering. ERC has also guaranteed Evercel's performance under its lease for manufacturing and office space. In the event of a default by Evercel under the lease, ERC's liability is limited to $500,000 reduced each anniversary date of the lease by $100,000. Notwithstanding the foregoing, the guaranty terminates after the first anniversary of the lease upon Evercel's net worth exceeding $3,000,000.

Item 7.           Financial Statements and Exhibits.
-------           ----------------------------------

(b)               Pro forma financial information:

                  Balance sheet and income statement as of and for the year ended October 31, 1998.

(c)               Exhibits:

         2 Distribution Agreement between ERC and Evercel, dated as of February 16, 1999.


         99       Press Release dated February 23, 1999.

Item 7.     Financial Statements and Exhibits

Pro Forma Financial Information

     As noted above, on February 22, 1999, ERC effected a special tax-free distribution to its stockholders of record on February 19, 1999, one share of Evercel Stock for every three share of ERC Common Stock.

                                    Pro forma

     The following unaudited pro forma consolidated information is based on the historical consolidated financial statements of Energy Research Corp adjusted to give offset to the Distribution.

     The unaudited pro forma consolidated balance sheet as of October 31, 1998 gives effect to the elimination of the battery business group, as well as other adjustments, assuming the distribution had taken place on October 31, 1998.

     The unaudited pro forma consolidated income statement for the year ended October 31, 1998 gives effect to the elimination of the battery business group as well as other adjustments, assuming the Distribution had taken place as of the beginning of the period.

     The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

     The following unaudited pro forma consolidated financial statements have been prepared in accordance with the rules and regulation of the Securities and Exchange Commission. Management does not believe that this pro forma presentation is indicative of the financial position and results which would have occurred had the transaction occurred on the date indicated in the pro forma consolidated financial statements because of the hypothetical nature of the pro forma information and because ERC may have operated its fuel cell business differently during that period.

                           ENERGY RESEARCH CORPORATION
                     PRO FORMA CONSOLIDATED INCOME STATEMENT
                           Year Ended October 31, 1998
                        ($000, except per share amounts)


                                             Historically       Divestment       Pro Forma
                                               Reported          Evercel         Adjustments          Pro Forma
                                             ------------       ----------       -----------          ---------

Revenues                                         $24,318                 19                              24,299

Costs and expenses:
  Cost of revenues                                14,590                 87                              14,503
  Administrative and selling                       6,986              1,805               664  (a)        5,845
  Depreciation                                     1,529                 45                               1,484
  Research and development                         2,258              1,832             1,787  (a)        2,213
                                            -------------      -------------     -------------      -------------
    Total costs and expenses                      25,363              3,769             2,451            24,045
                                            -------------      -------------     -------------      -------------

Income(loss) from operations                      (1,045)            (3,750)            2,451               254

  License fee income net                             678                419                                 259
  Interest expense                                  (269)                 -                                (269)
  Interest and other income, net                     267                  -                                 267
                                            -------------      -------------     -------------      -------------

Income (loss) before provision
     for income taxes                               (369)            (3,331)            2,451               511

Provision (benefit) for income taxes                  13             (1,006)             (833) (b)          186
                                            -------------      ------------     -------------      -------------

 Net Income (loss)                                 ($382)            (2,325)            1,618               325
                                            =============      =============    =============      =============

Basic Earnings(Loss) per share                    ($0.09)                                                  $0.08
                                            =============                                          =============

Basic shares Outstanding                       4,081,018                                               4,081,018

Diluted Earnings(Loss) per share                  ($0.09)                                                  $0.08
                                            =============                                          =============

Diluted shares Outstanding                     4,081,018                                               4,227,428



     Notes to Pro Forma Consolidated Income Statement for the year ended October 31, 1998.

                                   (Unaudited)

     The preceding pro forma income statements present the consolidated income of ERC for the year ended October 31, 1998 after eliminating the battery business group and after giving effect to the adjustment described below.

     The adjustments made to the pro forma income statement assume that the distribution occurred as of the beginning of the period.

     It is management's opinion that these pro forma results are not necessarily indicative of the results which would have occurred had the distribution been made at the beginning of the period.

                              Historically Reported

     The historically reported column represents the historical consolidated income of ERC for the year ended October 31, 1998.

                               Divestment Evercel

     The divestment represents the historical results of the battery business group for the year ended October 31, 1998.



                              Pro Forma Adjustments

(a) This adjustment reflects the allowable administrative and selling and research and development expenses recovered under government contracts that was applied to the battery business group. The revenue for these costs have remained with ERC.
(b) The tax benefit for these costs was recognized using the statutory tax rate of ERC for the year ended October 31, 1998.

                           ENERGY RESEARCH CORPORATION
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                           Year Ended October 31, 1998
                                     ($000)



                                           Historically      Divestment      Pro Forma
                                            Reported           Evercel      Adjsutments       Pro Forma
ASSETS
                                          ------------      ------------   -------------      ---------

Current Assets:
  Cash & cash equivalents                         $10,304             1           603  (c)       10,906
  Accounts receivable                               3,813            17                           3,796
  Inventories                                          30             -                              30
  Deferred income taxes                             1,073             -                           1,073
  Other current assets                                646             -          (333) (d)          313
                                              -----------   ------------   ------------      -----------
     Total current assets                          15,866            18           270             16118

Property Plant and equipment, net                   8,347           825                           7,522
Other assets, net                                   2,630           333           333  (d)        2,630
                                              ------------    -----------   -----------       -----------

     Total  assets                                 26,843         1,176           603            26,270
                                              ============   ===========   ===========       ===========



LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Current portion of long-term debt                   $755             -                             755
  Accounts Payable                                     620            53                             567
  Accrued Liabilities                                2,928            80                           2,848
  Current portion of deferred license fee income     1,329             -                           1,329
  Due to ERC                                             -           603          (603) (c)            -
                                                -----------   ----------   ------------      -----------
   Total Current Liabilities                          5632           736          (603)            5,499

Long term liabilities:
  Long-term debt                                     1,944             -                           1,944
  Deferred income taxes                                177            17                             160
                                                -----------   -----------   -----------      -----------
   Total  Liabilities                                7,753           753          (603)            7,603

Minority interest                                    3,220             -                           3,220

Stockholders' equity:
Convertible Preferred                                  600             -                             600
Common Stock                                             -             -             -                 -
Additional Paid in Capital                          12,943           423                          12,520
Retained Earnings                                    2,327             -                           2,327
                                                -----------   -----------   -----------       ----------
   Total stockholders' equity:                      15,870           423             -            15,447
                                                -----------   -----------   ----------        ----------
   Total liabilities and stockholders' equity:      26,843         1,176          (603)           26,270
                                                ===========   ===========   ===========       ===========


Notes to Pro Forma Consolidated Balance Sheet as of October 31, 1998.

                                   (Unaudited)

     The preceding pro forma balance sheet presents the consolidated financial position as of October 31, 1998 after eliminating the battery business group and after giving effect to the adjustments described below.

     The adjustments made to this pro forma balance sheet assume that the distribution occurred as of October 31, 1998.

                              Historically Reported

     The historically reported column represents the historical balance sheet of ERC as of October 31, 1998.

                               Divestment Evercel


     The divestment's represent the historical balance sheet positions of the battery business group and the amounts related to the Distribution as of October 31, 1998.

                              Pro Forma Adjustments

(c) Reflects $603 received from ERC based on subsequent borrowings by Evercel after October 31, 1998 to repay ERC for fixed asset acquisitions.
(d) Deferred rights offering costs amounting to $333 has been reclassified to non current assets on ERC's consolidated balance sheet.

                                    SIGNATURE
                                    ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      ENERGY RESEARCH CORPORATION
Dated:  March   9, 1999


                                      By:  \s\ Jerry D. Leitman
                                           -------------------------------------
                                           Jerry D. Leitman
                                           President and Chief Executive Officer